    As filed with the Securities and Exchange Commission on February 15, 2000
                                                Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                ------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                ------------------------------------------------

                                 KENNAMETAL INC.

              PENNSYLVANIA                                 25-0900168
       (State or jurisdiction of                        (I.R.S. Employer
     Incorporation or organization)                    Identification No.)

                               1600 TECHNOLOGY WAY
                                  P.O. BOX 231
                           LATROBE, PENNSYLVANIA 15650
                    (Address of principal executive offices)


                ------------------------------------------------

                                 KENNAMETAL INC.
                   DIRECTORS STOCK INCENTIVE PLAN, AS AMENDED
                            (Full title of the plans)

                ------------------------------------------------


                    DAVID T. COFER, VICE PRESIDENT, SECRETARY
                               AND GENERAL COUNSEL
                                 KENNAMETAL INC.
                               1600 TECHNOLOGY WAY
                                  P.O. BOX 231
                           LATROBE, PENNSYLVANIA 15650
                     (Name and address of agent for service)

                                  724-539-5206
                     (Telephone number of agent for service)

                          COPIES OF COMMUNICATIONS TO:
                              RONALD BASSO, ESQUIRE
                   BUCHANAN INGERSOLL PROFESSIONAL CORPORATION
                                ONE OXFORD CENTRE
                          301 GRANT STREET, 20TH FLOOR
                            PITTSBURGH, PA 15219-1410
                                  412-562-3943

                   -------------------------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------

Title of Securities To Be            Amount to Be     Proposed Maximum   Proposed Maximum      Amount of
Registered                           Registered       Offering Price     Aggregate Offering    Registration
                                                      Per Share(1)       Price(1)              Fee(1)
------------------------------------------------------------------------------------------------------------------

Capital Stock (par value $1.25 per       25,000        $24.50            $612,500              $161.70
share)
------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). Such price, which is the average of the high and low sales prices for the Common Stock on the New York Stock Exchange, as reported in The Wall Street Journal, Midwest Edition, on February 11, 2000, has been determined in accordance with Rule 457(c).

           INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

         Kennametal Inc. (the "Corporation") hereby incorporates by reference into this Registration Statement the information contained in the Corporation's previously filed Registration Statement, File No. 33-55766 relating to the Corporation's Directors Stock Incentive Plan, as amended.


SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Unity Township, Westmoreland County, Commonwealth of Pennsylvania, on the 15th day of February, 2000.

                                             KENNAMETAL INC.


                                             By: /s/ David T. Cofer
                                                --------------------------------
                                                Vice President, Secretary and
                                                General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 15, 2000.

         Signature                           Capacity
         ---------                           --------


/s/ William R. Newlin                        Chairman of the Board
--------------------------------
William R. Newlin



/s/ Markos I. Tambakeras                     Director, President
--------------------------------             and Chief Executive Officer
Markos I. Tambakeras



/s/ James R. Breisinger                      Vice President
--------------------------------             and Chief Financial Officer
James R. Breisinger


/s/ Richard C. Alberding                     Director
--------------------------------
Richard C. Alberding


/S/ Peter B. Bartlett                        Director
--------------------------------
Peter B. Bartlett



                                             Director
--------------------------------
A. Peter Held



/s/ Timothy S. Lucas                         Director
--------------------------------
Timothy S. Lucas



/s/ Robert L. McGeehan                       Director
--------------------------------
Robert L. McGeehan



                                             Director
--------------------------------
Aloysius T. McLaughlin, Jr.



/s/ Larry Yost                               Director
--------------------------------
Larry Yost



/s/ Frank P. Simpkins                        Corporate Controller
--------------------------------             and Chief Accounting Officer
Frank P. Simpkins

                                  EXHIBIT INDEX


      EXHIBIT NO.                       DESCRIPTION


         4.01 Rights Agreement dated October 25, 1990 (incorporated herein by reference to Exhibit 4 of the Corporation's Form 8-K for the event dated October 23, 1990, Commission file No. 1-5318, docket entry date - November 1, 1990)

         5.01     Opinion of Buchanan Ingersoll, Professional Corporation

        23.01     Consent of Independent Public Accountants

        23.02 Consent of Buchanan Ingersoll, Professional Corporation (contained in 5.01)